EXHIBIT 1

                            JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amendment or amendments to the Statement on Schedule 13D, dated July 8, 1993, of SMI America, Inc., Sumitomo Metal USA Corporation and Sumitomo Metal Industries, Ltd., as amended by Amendment No. 1, dated August 5, 1994, Amendment No. 2, dated November 15, 1994 and amended and restated by Amendment No. 3, dated October 15. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement this 13th day of December, 2001.

                                    SMI AMERICA, INC.


                                    By:       /s/ Yasukazu Morooka
                                         ---------------------------------------
                                         Name: Yasukazu Morooka
                                         Title: President


                                    SUMITOMO METAL USA CORPORATION


                                    By:          /s/ Yasukazu Morooka
                                          --------------------------------------
                                         Name: Yasukazu Morooka
                                         Title:  President


                                    SUMITOMO METAL INDUSTRIES, LTD.


                                    By:          /s/ Masaaki Tachibana
                                         ---------------------------------------
                                         Name: Masaaki Tachibana
                                         Title:  Executive Vice President